Exhibit 4.1

TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED HEREIN,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

TWELFTH SUPPLEMENTAL INDENTURE
Dated as of March 30, 2018
to
Indenture
Dated as of October 15, 2012
by and among
TRANSDIGM INC.,
TRANSDIGM GROUP INCORPORATED,
THE GUARANTORS NAMED THEREIN,
AND
THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

5.50% Senior Subordinated Notes due 2020
of TransDigm Inc.

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This TWELFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 30, 2018, is entered into by and among Kirkhill Inc., a Delaware corporation (the “Guaranteeing Subsidiary”), TransDigm Inc., a Delaware corporation (the “Company”), TransDigm Group Incorporated, a Delaware corporation (“TD Group”), Adams Rite Aerospace, Inc., a California corporation (“Adams Rite”), MarathonNorco Aerospace, Inc., a Delaware corporation (“Marathon”), Champion Aerospace LLC, a Delaware limited liability company (“Champion”), Avionic Instruments LLC, a Delaware limited liability company (“Avionic”), Skurka Aerospace Inc., a Delaware corporation (“Skurka”), CDA InterCorp LLC, a Florida limited liability company (“CDA”), Aviation Technologies, Inc., a Delaware corporation (“ATI”), AvtechTyee, Inc., a Washington corporation (“Avtech”), Transicoil LLC, a Delaware limited liability company (“Transicoil”), AeroControlex Group, Inc., a Delaware corporation (“AeroControlex”), Bruce Aerospace Inc., a Delaware corporation (“Bruce Aerospace”), CEF Industries, LLC, a Delaware limited liability company (“CEF”), Acme Aerospace, Inc., a Delaware corporation (“Acme”), Dukes Aerospace, Inc., a Delaware corporation (“Dukes”), Semco Instruments, Inc., a Delaware corporation, (“Semco”), Hartwell Corporation, a California corporation (“Hartwell”), McKechnie Aerospace DE, Inc., a Delaware corporation (“McKechnie Aerospace DE”), McKechnie Aerospace Holdings, Inc., a Delaware corporation (“McKechnie Aerospace Holdings”), McKechnie Aerospace US LLC, a Delaware limited liability company (“McKechnie Aerospace US”), Texas Rotronics, Inc., a Texas corporation (“Rotronics”), Electromech Technologies LLC (formerly Western Sky Industries, LLC), a Delaware limited liability company (“Electromech”), Schneller LLC, a Delaware limited liability company (“Schneller”), HARCO LLC (formerly Harco Laboratories, Incorporated), a Connecticut limited liability company (“HARCO”), AmSafe Global Holdings, Inc., a Delaware corporation (“AmSafe Global”), Bridport Holdings, Inc., a Delaware corporation (“Bridport Holdings”), AmSafe, Inc., a Delaware corporation (“AmSafe Inc.”), Shield Restraint Systems, Inc. (formerly AmSafe Commercial Products, Inc.), a Delaware corporation (“Shield”), Bridport-Air Carrier, Inc., a Washington corporation (“Bridport-Air”), Bridport Erie Aviation, Inc., a Delaware corporation (“Bridport Erie”), Arkwin Industries, Inc., a New York corporation (“Arkwin”), Whippany Actuation Systems, LLC, a Delaware limited liability company (“Whippany”), Aerosonic LLC, a Delaware limited liability company (“Aerosonic”), Avionics Specialties, Inc., a Virginia corporation (“Avionics Specialties”), Airborne Global, Inc., a Delaware corporation (“Airborne Global”), Airborne Holdings, Inc., a Delaware Corporation (“Airborne Holdings”), Airborne Acquisition, Inc., a Delaware corporation (“Airborne Acquisitions”), Airborne Systems NA Inc., a Delaware corporation (“Airborne Systems NA”), Airborne Systems North America Inc., a Delaware corporation (“Airborne Systems North America”), Airborne Systems North America of CA Inc., a Delaware corporation (“Airborne Systems North America CA”), Airborne Systems North America of NJ Inc., a New Jersey corporation (“Airborne Systems North America NJ”), Telair US LLC, a Delaware limited liability company (“Telair US”), Telair International LLC, a Delaware limited liability company (“Telair International”), Pexco Aerospace, Inc., a Delaware corporation (“Pexco Aerospace”), PneuDraulics, Inc., a California corporation (“PneuDraulics”), Breeze-Eastern LLC, a Delaware limited liability company (“Breeze-Eastern”), ILC Holdings, Inc., a Delaware corporation (“ILC Holdings”), Data Device Corporation, a Delaware corporation (“DDC”), Beta Transformer Technology Corporation, a New York corporation (“Beta Corporation”), Beta Transformer Technology LLC, a Delaware limited liability company (“Beta LLC”), Young & Franklin Inc., a New York corporation

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(“Young & Franklin”), Tactair Fluid Controls, Inc., a New York corporation (“Tactair”), Johnson Liverpool LLC, a Delaware limited liability company (“Johnson Liverpool”), Interiors In Flight LLC, a Delaware limited liability company (“Interiors In Flight”), North Hills Signal Processing Corp., a Delaware corporation (“North Hills”) and North Hills Signal Processing Overseas Corp., a Delaware corporation (collectively with TD Group, Adams Rite, Marathon, Champion, Avionic, Skurka, CDA, ATI, Avtech, Transicoil, AeroControlex, Bruce Aerospace, CEF, Acme, Dukes, Semco, Hartwell, McKechnie Aerospace DE, McKechnie Aerospace Holdings, McKechnie Aerospace US, Rotronics, Electromech, Schneller, HARCO, AmSafe Global, Bridport Holdings, AmSafe Inc., Shield, Bridport-Air, Bridport Erie, Arkwin, Whippany, Aerosonic, Avionics Specialties, Airborne Global, Airborne Holdings, Airborne Acquisitions, Airborne Systems NA, Airborne Systems North America, Airborne Systems North America CA, Airborne Systems North America NJ, Telair US, Telair International, Pexco Aerospace, PneuDraulics, Breeze-Eastern, ILC Holdings, DDC, Beta Corporation, Beta LLC, Young & Franklin, Tactair, Johnson Liverpool, Interiors In Flight and North Hills the “Existing Guarantors”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) under the Indenture referred to below.

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WITNESSETH:
WHEREAS, the Company and the Existing Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of October 15, 2012 (as supplemented by the First Supplemental Indenture thereto, dated as of June 5, 2013, the Second Supplemental Indenture thereto, dated as of June 26, 2013, the Third Supplemental Indenture thereto, dated as of December 19, 2013, the Fourth Supplemental Indenture thereto, dated as of April 9, 2015, the Fifth Supplemental Indenture thereto, dated as of June 12, 2015, the Sixth Supplemental Indenture thereto, dated as of August 28, 2015, the Seventh Supplemental Indenture thereto, dated as of April 1, 2016, the Eighth Supplemental Indenture thereto, dated as of July 8, 2016, the Ninth Supplemental Indenture thereto, dated as of October 28, 2016, the Tenth Supplemental Indenture thereto, dated as of March 31, 2017, and the Eleventh Supplemental Indenture thereto, dated as of May 9, 2017, the “Indenture”), providing for the issuance by the Company of 5.50% Senior Subordinated Notes due 2020 (the “Notes”) and the guarantees thereof by each of the Existing Guarantors;
WHEREAS, the Indenture provides that under certain circumstances described therein, newly created or acquired Domestic Restricted Subsidiaries shall execute and deliver to the Trustee a supplemental indenture to the Indenture providing for a senior subordinated guarantee of payment of the Notes by such Domestic Restricted Subsidiary (the “Guarantee”);
WHEREAS, all things necessary to make this Supplemental Indenture the legal, valid and binding obligation of the Company, the Existing Guarantors and the Guaranteeing Subsidiary have been done; and
WHEREAS, pursuant to Section 9.01(g) of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture without the consent of the Holders of the Notes.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary covenants and agrees for the equal and ratable benefit of the Holders of the Notes as follows:

1.	CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.
GUARANTEE, ETC. The Guaranteeing Subsidiary hereby agrees that from and after the date hereof it shall be a Guarantor under the Indenture and be bound by the terms thereof applicable to Guarantors and shall be entitled to all of the rights and subject to all the obligations of a Guarantor thereunder.

3.
RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURE PART OF INDENTURE. The Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.
EXECUTION AND DELIVERY. The Guaranteeing Subsidiary agrees that the Guarantee granted by it pursuant to the terms hereof shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

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5.
NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary (or any successor entity) (other than the Company or the Existing Guarantors), as such, shall have any liability for any obligations of the Company, TD Group, the Guaranteeing Subsidiary or any other Guarantor under the Notes, any Guarantee, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

6.
NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE AND THE GUARANTEE GRANTED HEREUNDER WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

7.	COUNTERPART ORIGINALS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.
EFFECT OF HEADINGS. The Section headings have been inserted for convenience of reference only, are not to be considered part of this Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

9.
THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Existing Guarantors and the Company.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date hereof.
KIRKHILL INC.
By:    /s/ Jonathan D. Crandall

Name:	Jonathan D. Crandall

Title:	Treasurer

TRANSDIGM INC.
By:    /s/ James L. Skulina

Name:	James L. Skulina

Title	Executive Vice President and Interim Chief Financial Officer

TRANSDIGM GROUP INCORPORATED
By:    /s/ James L. Skulina

Name:	James L. Skulina

Title	Executive Vice President and Interim Chief Financial Officer

ACME AEROSPACE, INC.
ADAMS RITE AEROSPACE, INC.
AEROCONTROLEX GROUP, INC.
AIRBORNE ACQUISITION, INC.
AIRBORNE GLOBAL, INC.
AIRBORNE HOLDINGS, INC.
AIRBORNE SYSTEMS NA INC.
AIRBORNE SYSTEMS NORTH AMERICA INC.
AIRBORNE SYSTEMS NORTH AMERICA OF CA INC.
AMSAFE GLOBAL HOLDINGS, INC.
AMSAFE, INC.
ARKWIN INDUSTRIES, INC.
AVIATION TECHNOLOGIES, INC.
AVIONICS SPECIALTIES, INC.
AVTECHTYEE, INC.
BETA TRANSFORMER TECHNOLOGY CORPORATION
BETA TRANSFORMER TECHNOLOGY LLC

By:	Beta Transformer Technology Corporation, as its sole member
BRIDPORT HOLDINGS, INC.
BRIDPORT-AIR CARRIER, INC.
BRUCE AEROSPACE INC.
DATA DEVICE CORPORATION
DUKES AEROSPACE, INC.
ELECTROMECH TECHNOLOGIES LLC
By: McKechnie Aerospace US LLC, as its sole member

By:	McKechnie Aerospace DE, Inc., as its sole member
HARTWELL CORPORATION
ILC HOLDINGS, INC.
JOHNSON LIVERPOOL LLC

[Signature page to the Twelfth Supplemental Indenture – 2020 Notes]
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By:	Young & Franklin Inc., as its sole member
MARATHONNORCO AEROSPACE, INC.
MCKECHNIE AEROSPACE DE, INC.
MCKECHNIE AEROSPACE HOLDINGS, INC.
MCKECHNIE AEROSPACE US LLC

By:	McKechnie Aerospace DE, Inc., as its sole member
NORTH HILLS SIGNAL PROCESSING CORP.
NORTH HILLS SIGNAL PROCESSING OVERSEAS CORP.
PEXCO AEROSPACE, INC.
PNEUDRAULICS, INC.
SEMCO INSTRUMENTS, INC.
SHIELD RESTRAINT SYSTEMS, INC.
SKURKA AEROSPACE INC.
TACTAIR FLUID CONTROLS, INC.
TEXAS ROTRONICS, INC.
TRANSICOIL LLC

By:	Aviation Technologies, Inc., as its sole member
YOUNG & FRANKLIN INC.
By:    /s/ Jonathan D. Crandall

Name:	Jonathan D. Crandall

Title:	Treasurer

AEROSONIC LLC
AVIONIC INSTRUMENTS LLC
BREEZE-EASTERN LLC
CDA INTERCORP LLC
CEF INDUSTRIES, LLC
CHAMPION AEROSPACE LLC
HARCO LLC
INTERIORS IN FLIGHT LLC
SCHNELLER LLC
TELAIR US LLC
TELAIR INTERNATIONAL LLC
By: Telair US LLC, as its sole member
WHIPPANY ACTUATION SYSTEMS, LLC

Each By:	TransDigm Inc., as its sole member
By:    /s/ James L. Skulina

Name:	James L. Skulina

Title:	Executive Vice President and Interim Chief Financial Officer

AIRBORNE SYSTEMS NORTH AMERICA OF NJ INC.
By:    /s/ James L. Skulina

Name:	James L. Skulina

Title:	Chairman of the Board and Chief Executive Officer

[Signature page to the Twelfth Supplemental Indenture – 2020 Notes]
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BRIDPORT ERIE AVIATION, INC.
By:    /s/ Jonathan D. Crandall

Name:	Jonathan D. Crandall

Title:	Chairman of the Board and President

[Signature page to the Twelfth Supplemental Indenture – 2020 Notes]
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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE
By:    /s/ Lawrence M. Kusch

Name:	Lawrence M. Kusch

Title:	Vice President

[Signature page to the Twelfth Supplemental Indenture – 2020 Notes]
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